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                                                                    EXHIBIT 10.9

                         [BARCLAYS CAPITAL LETTERHEAD]



John Sulley
Independent Energy UK Limited
Dominion Court, 43 Station Road
Solihull
West Midlands B91 3RT

FAX:  01 21 705 1991

4 June 1998

Dear John:

CREDIT AGREEMENT DATED 5 SEPTEMBER 1997 BETWEEN INDEPENDENT ENERGY UK LIMITED AND BARCLAYS BANK PLC (THE "CREDIT AGREEMENT")


     Further to our recent correspondence, we hereby confirm our agreement to an amendment of the following term of the Credit Agreement.

   . amend the figure contained in Clause I (Interpretation) under the definition of Total Commitments from (Pounds)5,000,000 to (Pounds)8,000,000.

     We will also need to amend the automatic cancellation/reduction schedule contained within Clause 7.4(a) and suggest that this be done once we have had sight of cashflows relating to the proposed new Borrowing Base Projects. In the meantime, we would propose that for the purpose of the semi-annual Reduction Date we continue with the existing reduction profile, treating Total Commitments as currently documented in the Credit Agreement.

     As discussed, our fee for agreeing to the above amendment is (Pounds)30,000 payable within 10 business days from the date of this letter.

     Please would you sign, date and return the enclosed copy of this letter as confirmation of your agreement to the above.


Yours sincerely,
/s/ Colin Bousfield
Colin Bousfield                 Agreed by :  /s/ John Sulley
                                            ---------------
Director
Energy Finance                  Date: 16 July 1998
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